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                                                                   EX-99.B10-bgh



BLAZZARD, GRODD & HASENAUER, P.C.

943 POST ROAD EAST
WESTPORT, CONNECTICUT  06881-5108


                                                               February 13, 1997




Board of Trustees
JNL Series Trust
5901 Executive Drive
Lansing, MI  48911

     RE: Opinion of Counsel - JNL Series Trust

Gentlemen:

     You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A with respect to the JNL Series Trust.

     We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     We are of the following opinions:

     1. JNL Series Trust ("Trust") is a valid and existing unincorporated voluntary association, commonly known as a business trust.

     2. The Trust is a business Trust created and validly existing pursuant to the Massachusetts Laws.

     3. All of the prescribed Trust procedures for the issuance of the shares have been followed, and, when such shares are issued in accordance with the Prospectus contained in the Registration Statement for such shares, all state requirements relating to such Trust shares will have been complied with.

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Board of Trustees
JNL Series Trust
February 13, 1997
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     4.   Upon the acceptance of purchase payments made by shareholders in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such shareholders will have legally-issued, fully paid, non-assessable shares of the Trust.

     You may use this opinion letter, or a copy thereof, as an exhibit to the Registration.

     We consent to the reference to our Firm contained in the Prospectus which forms a part of the Registration Statement.


                                             Sincerely,

                                             BLAZZARD, GRODD & HASENAUER, P.C.


                                             By:   /s/ Raymond A. O'Hara III
                                                -------------------------------
                                                       Raymond A. O'Hara III